EXHIBIT 10.3

NOTICE OF SECURITY INTEREST IN
AND COLLATERAL ASSIGNMENT OF COPYRIGHTS

NOTICE IS HEREBY GIVEN that 301 PRODUCTIONS, INC., a California corporation, (the "Grantor") with office located at 8228 Sunset Boulevard, 3rd Floor, Los Angeles, California 90046, and VS INVESTMENT B, LLC ("Secured Party") with an address at 1829 N. Orleans St., Chicago, IL 60614have entered into a Security Agreement dated as of November 7, 2008 (the "Security Agreement"-).

To secure the Obligations described in the Security Agreement, Grantor grants and pledges to Secured Party a security interest in all of Grantor's right, title and interest in, to and under all Copyrights, whether now owned by or owing to, or hereafter acquired by or arising in favor of Grantor including without limitation all Copyrights listed on Schedule A, all Products related thereto, and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

This security interest is granted in conjunction with the security interest granted to Secured Party under the Security Agreement. The rights and remedies of Secured Party with respect to the security interest granted hereby are in addition to those set forth in the Security Agreement, and those which are now or hereafter available to Secured Party as a matter of law or equity.

Each right, power and remedy of Secured Party provided for herein or in the Security Agreement, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Secured Party of any one or more of the rights, powers or remedies provided for in this Notice and Assignment or the Security Agreement, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by Secured Party, of any or all other rights, powers or remedies.

Dated: November 7, 2008

GRANTOR: 301 PRODUCTIONS, INC.
By:	/s/ Daniel S. Laikin
Name: Daniel S Laikin
Title: CEO and President

Schedule A

Intellectual Property

301 PRODUCTIONS, INC. SCHEDULE OF REGISTERED INTELLECTUAL PROPERTY RIGHTS

Federal Copyright Registrations:

Registration Number PAu 3-358-000, "The Legend of Awesomest Maximus," dated August 14, 2008; Author: Jason Burinescu; Claimant: 301 Productions, Inc., (copy of certificate of registration attached).